Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of The Bancorp, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statements of The Bancorp, Inc. on Form S-8 File Nos. 333-210979, 333 -225532,

333-238257, 333-267145, 333-279827 and 333-238257 and on Form S-3 No. 333-213977.

/s/ CROWE LLP

March 3, 2025

Washington, D.C.